UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            July 10, 2018

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2018, AMREP Corporation (the “Company”) approved the following compensation for Christopher V. Vitale, the President and Chief Executive Officer of the Company, Rory Burke, the President and Chief Executive Officer of the Company’s fulfillment services business, and James M. McMonagle, the Vice President and Chief Financial Officer of the Company:

•	effective as of July 23, 2018, the annual base salary for Mr. Vitale will be $325,000, the annual base salary for Mr. Burke will be $275,000 and the annual base salary for Mr. McMonagle will be $200,000;

•	Mr. Buke was awarded a cash bonus of $10,000; and

•	the Company awarded 25,000 restricted shares of common stock of the Company under the AMREP Corporation 2016 Equity Compensation Plan (the “Plan”) to Mr. Vitale, 2,700 restricted shares of common stock of the Company under the Plan to Mr. Burke and 1,500 restricted shares of common stock of the Company under the Plan to Mr. McMonagle. The award of restricted shares of common stock to Mr. Vitale will vest as follows: 5,000 shares on July 10, 2019, 5,000 shares on July 10, 2020 and 15,000 shares on July 10, 2021, subject to the continued employment of Mr. Vitale on each vesting date. The awards of restricted shares of common stock to Messrs. Burke and McMonagle will vest one-third on July 10, 2019, one-third on July 10, 2020 and one-third on July 10, 2021, subject to the continued employment of the officer on each vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: July 12, 2018	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer